UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 30, 2012

Commission File Number:  333171722

ACADIA Pharmaceuticals Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	06-1376651
(State or other jurisdiction of incorporation or organization)	(IRS Employer No.)

3911 Sorrento Valley Blvd, San Diego, California  92121
(Address of principal executive offices)

858-558-2871
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant ot Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 30, 2012 (the "Agreement Date"), we entered into an At-The-Market Issuance Sales Agreement (the "Sales Agreement") with MLV & Co. LLC ("MLV"), pursuant to which we may issue and sell shares of our common stock having an aggregate offering price of up to $20.0 million from time to time through MLV as our sales agent.

MLV may sell the common stock by any method that is deemed to be an "at-the-market" equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Act"), including sales made directly on or through The NASDAQ Global Market or to or through a market maker. MLV may also sell the common stock in privately negotiated transactions, subject to our approval. Subject to the terms and conditions of the Sales Agreement, MLV will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws, rules and regulations to sell the our common stock from time to time, based upon our instructions (including any price, time or size limits or other parameters or conditions we may impose). We are not obligated to make any sales of common stock under the Sales Agreement. The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all common stock subject to the Sales Agreement, (2) March 30, 2015 and (3) termination of the Sales Agreement. The Agreement may be terminated by MLV or us at any time upon 10 days notice to the other party, or by MLV at any time in certain circumstances, including but not limited to the occurrence of a material adverse change in us. We will pay MLV a commission equal to 3% of the gross proceeds of the sales price per share of any common stock sold through MLV under the Sales Agreement. We have also provided MLV with customary indemnification rights and reimbursement for up to $25,000 of expenses.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (incluced in Exhibit 5.1)
99.1	At-The-Market Issuance Sales Agreement, dated March 30, 2012, by and between ACADIA Pharmaceuticals Inc. and MLV & Co. LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date: March 30, 2012	By:	/s/ Glenn F. Baity
Name: Glenn F. Baity
Title: Vice President, General Counsel & Secretary